Morgan Stanley All Star Growth Fund
Item 77(o) 10f-3 Transactions
January 1, 2001 - June 30, 2001

Security
Date of
Purchase
Price
Of Shares
Shares
Purchased
%of
Assets
Total
Issued
Purchased
By Fund
Broker
Agere Systems
03/27/01
$6.00
18,600
0.003%
$360,000,000
0.031%
Bear Stearns
Embraer
06/12/01
$38.90
17,300
0.630%
$577,173,926
0.001%
Merrill Lynch

Inditex

05/23/01

$17.16

4,300

0.016%

$2,426,531,667

0.003%
Salomon Smith
Barney

Inditex

05/22/01

$12.73

9,500

0.110%

$162,600,000

0.110%
Salomon Smith
Barney
Kraft Foods
06/12/01
$31.00
4,800
0.130%
$8,680,000,000
0.002%
First Boston
Kraft Inc.
06/12/01
$31.00
385,200
11.170%
$8,680,000,000
0.007%
First Boston

Kraft Inc.

06/12/01

$31.00

33,300

0.070%

$8,680,000,000

0.012%
Dresner
Wasserstein
Peabody Energy
05/21/01
$28.00
2,900
0.017%
$420,000,000
0.019%
Lehman Brothers
Peabody Energy
05/21/01
$28.00
200
0.080%
$420,000,000
0.001%
Bear Stearns
Phoenix Co.
06/19/01
$14.50
6,900
0.111%
$707,600,000
0.014%
Merrill Lynch
Tellium Inc.
05/17/01
$15.00
1,900
0.006%
$135,000,000
0.021%
CIBC World
Tellium Inc.
05/17/01
$15.00
300
<0.001%
$135,000,000
0.003%
Tom Weisel
Tellium Inc.
05/17/01
$15.00
1,500
0.019%
$135,000,000
0.017%
Tom Weisel
Willis Group
Holdings

05/17/01

$13.50

6,400

0.018%

$270,000,000

0.032%
Salomon Smith
Barney
Willis Group
06/11/01
$12.00
1,800
0.021%
$240,000,000
0.009%
JP Morgan
Willis Group
Holdings

06/11/01

$13.50

3,400

0.070%

$270,000,000

0.017%
Salomon Smith
Barney


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